EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS

OF

DST SYSTEMS, INC.

A DELAWARE CORPORATION

~~FEBRUARY 23,~~May 11, 2010

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.                      Place of Meetings.  Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.                      Annual Meetings.  The annual meeting of the stockholders, at which they shall elect directors and transact such other business as may properly be brought before the meeting, shall be held on the second Tuesday of May in each year unless the Board of Directors shall designate some other date therefor in April, May or June.

           ~~To be properly brought before the meeting, business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have delivered timely notice thereof in writing to the Secretary of the Corporation.  To be timely, such a stockholder’s notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the last annual meeting of the Corporation.  In the event that the annual meeting is designated by the Board of Directors to be held at a date other than the second Tuesday in May and public announcement of such meeting by the Corporation is made less than 60 days prior to such meeting, the stockholder’s notice must be so delivered not later than 15 days following the day on which such public announcement was first made by the Corporation, and not earlier than 120 days prior to such annual meeting.  For purposes of these Bylaws, “public announcement” shall mean disclosure (i) in any press release distributed by the Corporation, (ii) published by the Corporation on its website or (iii) included in a document publicly filed by the Corporation with the Securities and Exchange Commission.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held and (iv) any material interest of the stockholder in such business.~~

           ~~Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 of Article I;~~ provided~~,~~ however~~, that nothing in this Section 2 of Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.~~

           ~~The Chairman of the annual meeting shall have the power to determine whether or not business was properly brought before the meeting in accordance with the provisions of this Section 2 of Article I, and, if the Chairman should determine that any such business was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such business shall not be transacted.~~

Section 3.                      Business Brought Before a Meeting.

(a)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors (or a duly authorized committee thereof); (ii) brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at the annual meeting, (B) is entitled to vote at the meeting, (C) complied with all of the notice procedures set forth in this Section 3 as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Article I, Section 5), which are addressed in Section 3(e)), and (D) has Beneficially Owned (as defined in Article I, Section 5), for at least one year preceding the date of giving the notice provided for in this Section 3 and intends to continue to Beneficially Own through the date of a meeting of stockholders at which such business is to be conducted, at least one percent of the securities outstanding and entitled to vote at such meeting of stockholders (except for proposals made in accordance with Rule 14a-8 under the Exchange Act, which are addressed in Section 3(e)).  The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Article I, Section 4 of these Bylaws, and this Section 3 shall not be applicable to nominations except as expressly provided therein.

(b)          Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article I, Section 5) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice.

(c)          To be in proper form for purposes of this Section 3, a stockholder’s notice to the Secretary pursuant to this Section 3 must set forth:

(1)            (A)           the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing
Persons (as defined in Article I, Section 5),

(B)           the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record, and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, provided, however that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future,

(C)           a representation that the stockholder providing such notice intends to continue to Beneficially Own through the date of a meeting of stockholders at which such business is to be conducted, at least one percent of the securities outstanding and entitled to vote at such meeting of stockholders (except for proposals made in accordance with Rule 14a-8 under the Exchange Act, which are addressed in Section 3(e)); and

(D)           a representation that each Proposing Person will notify, as promptly as practicable, the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;

(2)            as to each Proposing Person, (A) any Derivative Instruments (as defined in Article I, Section 5) that are, directly or indirectly, owned or held by such Proposing Person, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act) agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the Corporation, (C) any Short Interests (as defined in Article I, Section 5), that are held directly or indirectly by such Proposing Person, (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such
Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the
Corporation, Derivative Instruments or Short Interests, if any, including, without limitation, any such shares, instruments or interests held by persons sharing the same household as such Proposing Person, and (F) any plans or proposals that the Proposing Person may have that relate to or may result in: (i) the acquisition or disposition of securities of the Corporation; (ii) an extraordinary corporate transaction (such as the sale of a material amount of assets of the
Corporation or any of its subsidiaries, a merger, reorganization or liquidation involving the Corporation or any of its subsidiaries); (iii) any change in the
Board of Directors or management of the Corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors); (iv) any material change in the present capitalization or dividend policy of the Corporation; (v) any change in the
Corporation’s Certificate of Incorporation or Bylaws; (vi) causing a class of securities of the Corporation to be delisted from a national securities exchange or any other material change in the Corporation’s business or corporate structure;  or (vii) any action similar to those listed above;

(3)            as to each matter proposed to be brought by any Proposing Person before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (B) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing
Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and

(4)            any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.

(d)          A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).

(e)          This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation.  In addition to the foregoing provisions of this Section 3, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3.  This Section 3 shall not be deemed to affect (i) the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the Corporation’s proxy statement, to include a description of such proposal in the notice of meeting and for such proposal to be submitted for a stockholder vote at the applicable meeting, or (ii) to affect the rights of the holders of any class or series of Preferred Stock as set forth in the Certificate of Incorporation.

(f)          Notwithstanding satisfaction of the provisions of this Section 3, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to the Certificate of Incorporation, the Bylaws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

(g)          In the event Timely Notice is given pursuant to Section 3(b), and the business described therein is not disqualified pursuant to this Section 3, such business may be presented by, and only by, the stockholder who shall have given the notice required by this Section 3, or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.

(h)          Notwithstanding anything in these Bylaws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3 or, subject to 3(e), as permitted under Rule 14a-8 under the Exchange Act (other than the election of directors nominated in accordance with Article I, Section 4), and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to Article I, Section 3(a)(iii) does not provide the information required under Article I, Section 3(c) or does not update or supplement the notice in accordance with Article I, Section 3(d) within the periods specified therein, or the stockholder who shall have given the notice required by Section 3 (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.  The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3 and any such business not properly brought before the meeting shall not be transacted.  The requirements of this Section 3 are included to provide the Corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

Section 4.                      Nomination of Directors.

(a)           Nominations of persons for election to the Board of Directors at an annual meeting or special meeting (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (ii) by any stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 4 and on the record date for determination of stockholders entitled to vote at the meeting, (B) is entitled to vote at the meeting, (C) complied with the notice procedures set forth in this Section 4 as to such nomination; and (D) has Beneficially Owned (as defined in Article I, Section 5), for at least one year preceding the date of giving the notice provided for in this Section 4 and intends to continue to Beneficially Own through the date of a meeting of stockholders at which directors are to be elected, at least one percent of the securities outstanding and entitled to vote at such meeting of stockholders.  Except for the rights of the holders of any class or series of Preferred Stock to nominate or elect directors pursuant to the terms of such class or series in the Certificate of Incorporation, Section 4(a)(ii) of these Bylaws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(b)           Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article I, Section 5) in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.  Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.  In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder notice as described above.

(c)           To be in proper form for purposes of this Section 4, a stockholder’s notice to the Secretary pursuant to this Section 4 must set forth:

(1)            (A)           the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing
Persons,

(B)           the information specified in Article I, Section 3(c)(1), clauses (B) and (C), and Article I, Section 3(c)(2), as to each Proposing Person,

(C)           a representation that the stockholder providing such notice intends to continue to Beneficially Own through the date of a meeting of stockholders at which directors are to be elected, at least one percent of the securities outstanding and entitled to vote at such meeting of stockholders; and

(D)           any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the
Exchange Act; and

(2)            as to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 4 if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities Acting in Concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and
(D) a completed and signed questionnaire, representation and agreement as provided in Section 4(g) of this Article I.

(d)           The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such nominee.

(e)           A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).

(f)          Notwithstanding anything in the first sentence of Article I, Section 4(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and the Corporation has not Publicly Disclosed the names of all of the nominees for director or the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following the day on which such information was first Publicly Disclosed by the Corporation.

(g)           To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form prepared by the Corporation, which shall be provided by the Secretary upon request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment (as defined in Article I, Section 5) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not, and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(h)           In addition to the foregoing provisions of this Section 4, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 4.

(i)          Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected to serve as directors.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 4 and, if any proposed nomination is not in compliance with this Section 4, to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Section 5.                      Definitions.  For purposes of Article I, Section 3, and Article I, Section 4, of these Bylaws, the following terms have the meanings specified or referred to in this Section 5:

(a)           “Acting in Concert” means a person will be deemed “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.

(b)           “Beneficially Own" or "Beneficially Owned" shall mean beneficial ownership as defined in Rule 13d-3 under the Exchange Act, provided, however that any Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future.

(c)           “Derivative Instruments” shall mean (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the Corporation, or (ii) any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the Corporation, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the Corporation, in each case whether or not (A) such security, derivative, swap or other transaction, right or instrument conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (B) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such security, derivative, swap or other transaction, right or instrument.

(d)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)           “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (ii) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (iii) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(f)           “Publicly Disclosed” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)           “Short Interests” shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation.

(h)           “Timely Notice” shall mean a stockholder’s notice to the Secretary of the Corporation which must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which the date that such annual meeting was Publicly Disclosed (as defined above).

(i)           “Voting Commitment” shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question.

Section 6.                                     ~~Section 3.~~                      Notice of Annual Meetings.  Written notice of each annual or special meeting of the stockholders stating the place, day and hour of the meeting, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date of the meeting.

Section 7.                      ~~Section 4.~~                      Quorum.  Except as otherwise required by statute, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority in number of shares of the stock issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders.  If, at any such meeting, such quorum shall not be present or represented, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8.                      ~~Section 5.~~                      Voting.  The holders of Common Stock shall be entitled to vote on the basis of one vote for each share held, except that in all elections for directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him, multiplied by the number of directors to be elected at such election, and each stockholder may cast the whole number of votes he has the right to cast either in person or by proxy, for one candidate or distribute them among two or more candidates.  The Preferred Stock shall have such voting rights as may be provided in applicable Certificates of Designation.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize, either in writing or by electronic transmission, another person or persons to act for him or her by proxy, the form of which is reasonably acceptable to the Corporation’s Secretary; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 9.                      ~~Section 6.~~                      List of Stockholders Entitled to Vote.  The Board of Directors shall cause the officer who has charge of the stock ledger of the corporation to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares of common stock and preferred stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 10.                      ~~Section 7.~~                      Inspectors.  For each meeting of stockholders there shall be appointed by the Board of Directors or by the Chairman of the meeting three inspectors of election.  If any inspector shall fail or be unable to serve as inspector or for any reason be unable to complete his duties, an alternate inspector shall be appointed by the Board of Directors or the Chairman of the meeting.  The inspectors of election shall examine and canvass the proxies and ballots, and make and submit a signed report of the votes cast at the meeting, which shall be entered at large upon the records.

Section 11.                      ~~Section 8.~~                      Inspectors’ Oath.  An inspector, before he enters into the duties of his office, shall take and subscribe an oath substantially in the following form before any officer authorized by law to administer oaths:

“I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”

Section 12.                      ~~Section 9.~~                      Special Meeting.  Special meetings of the stockholders for any purpose or purposes may be called only in accordance with Article Fifth, Section E of the Certificate of Incorporation of the Corporation.  Any special meeting called pursuant to Article Fifth, Section E of the Certificate of Incorporation of the Corporation shall take place at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose stated in such notice.

Section 13.                      ~~Section 10.~~                      Organization.  The Chairman of the Board of Directors, and, if none or in his absence or incapacity, the Chief Executive Officer or the President shall call meetings of the stockholders to order and act as Chairman of such meeting.  In the absence or incapacity of such officers, the Board of Directors may appoint a Chairman of the meeting.  The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but the Board of Directors may designate an Assistant Secretary for that purpose before the meeting and, if no such designation shall have been made, then such designation may be made by the Chairman of the meeting.  The conduct of any meeting of the stockholders shall be governed by such rules, regulations and procedures as the Chairman of the meeting, in his sole and exclusive discretion shall determine.

Section 14.                      ~~Section 11.~~                      Stockholder Nomination of Directors~~.  Only a stockholder who owns beneficially at least one percent of the securities outstanding and entitled to vote at a meeting of stockholders at which directors are to be elected may seek to make a director nomination for such meeting to the Corporate Governance/Nominating Committee and shall do so by delivering a notice in writing (the “Stockholder’s Notice”) to the Secretary of the Corporation which complies with, and sets forth the information required by, this Section.  A Stockholder’s Notice relating to an Annual Meeting shall be submitted, not less than 90 days, nor more than 120 days, prior to the anniversary of the last annual meeting of the Corporation, to the Corporate Governance/Nominating Committee.  In the event that the Annual Meeting is designated by the Board of Directors to be held at a date other than the second Tuesday in May and public announcement of such meeting by the Corporation is made less than 60 days prior to such meeting, the Stockholder’s Notice must be so delivered not later than 15 days following the day on which such public announcement was first made by the Corporation, and not earlier than 120 days prior to such Annual Meeting.  To be timely for a special stockholders’ meeting, the Stockholder’s Notice must be received by the Secretary of the Corporation not later than 15 days following the day on which the first public announcement of the date of such special stockholders’ meeting was made by the Corporation.  For purposes of these Bylaws, “public announcement” shall mean disclosure (i) in any press release distributed by the Corporation, (ii) published by the Corporation on its website or (iii) included in a document publicly filed by the Corporation with the Securities and Exchange Commission.  The information required in connection with each such nomination shall include:  (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held.  The Stockholder’s Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.  The Corporation may require any proposed nominee or stockholder proposing a nominee to furnish such other information as may reasonably be required by the Corporate Governance/Nominating Committee to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statement used in connection with the solicitation of proxies in connection with such Election Meeting.~~

Section 15.                      ~~Section 12.~~                      Defective Nominations~~.  No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.~~

ARTICLE II

BOARD OF DIRECTORS

Section 1.                      General Powers.  The general management of the business and affairs and all the corporate powers of the Corporation shall be vested in and exercised by its Board of Directors which shall exercise all of the powers of the Corporation except such as are by statute, or by the Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the stockholders.  The directors shall act only as a Board and the individual directors shall have no power as such.

Section 2.                      Number, Term and Qualifications.  The number of directors shall not be less than three nor more than eleven, the exact number of directors to be determined from time to time by resolution adopted by a majority of the whole Board.  Directors need not be stockholders.
The Board of Directors shall be divided into three classes as nearly equal in number as reasonably possible.  At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.  When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class.

Section 3.                      Election of Directors.  Directors shall be elected at the annual meetings of stockholders by ballot in the manner provided in these Bylaws and the Certificate of Incorporation.

Section 4.                      Newly Created Directorships and Vacancies.  Newly created directorships and vacancies which shall occur in the Board of Directors because of death, resignation, disqualification or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, pursuant to Section 223 of the General Corporation Law of Delaware and the Corporation’s Certificate of Incorporation.  Such directors may, by resolution, eliminate any vacant directorship thereby reducing the size of the whole Board of Directors but in no event shall the size of the Board of Directors be reduced to less than three directors.  No decrease in the Board of Directors shall shorten the term of any incumbent directors.

Section 5.                      Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Chief Executive Officer, the President or the Secretary of the Corporation.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.  Unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                      Organization.  The Board of Directors shall hold its organizational meeting as soon as practicable after the Annual Meeting of Stockholders.  The Chairman of the Board of Directors, or, if none or in his absence or incapacity, the Chief Executive Officer shall preside at all meetings of the Board of Directors.

Section 7.                      Chairman of the Board.  The Board of Directors, at its annual organizational meeting, may elect a Chairman of the Board of Directors.  The Chairman of the Board shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office (as Chairman of the Board or director) or death except as otherwise required by law.  The Chairman of the board may also serve as an office of the Corporation, if so elected by the Board of Directors.  The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Stockholders and the Board of Directors at which he is present and perform such other duties as the Board of Directors may prescribe.  If a Chairman of the Board is not elected, or is absent or incapacitated, the Chief Executive Office shall preside at such meetings and discharge any other duties of a Chairman of the Board of Directors.

Section 8.                      Place of Meetings.  The Board of Directors may hold its meetings, both regular and special, at such place or places, within or without the State of Delaware as determined by the Board of Directors.

Section 9.                      Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors.

Section 10.                      Special Meetings.  Special meetings of the Board of Directors may be called at the request of the Chairman of the Board of Directors, the Executive Committee, the Chief Executive Officer, or any three members of the Board of Directors.  Notice of the time and place of such meeting shall be given either by mail to each director at least three days before such meeting or personally, by telephone, courier, facsimile or other electronic means to each director at least twelve hours before such meeting.

Section 11.                      Quorum.  A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, without notice other than by announcement at the meeting.

Section 12.                      Report to Stockholders.  The Chief Executive Officer, the President or a member of the Board of Directors shall make a report or statement of the affairs of the Corporation at each regular meeting of the stockholders subsequent to the first annual meeting.

Section 13.                      Compensation.  The directors may receive reasonable fees to be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors.  A director who is, at the same time, an officer or employee of the Corporation or an officer or employee of a subsidiary or affiliate more than 50% owned by the Corporation, shall not be entitled to receive any compensation or fee for service as a director or as a member of any committee of the Board of Directors.

Section 14.                      Consent of Directors in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

Section 15.                      Telephone Meetings.  The Board of Directors, and all committees thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

ARTICLE III

COMMITTEES

Section 1.                      Executive Committee; Organization and Powers.  There may be an Executive Committee to consist of two or more directors, one of whom shall be the Chief Executive Officer and the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board’s organizational meeting or as soon thereafter as possible.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation as permitted by Delaware law in all cases in which specific directions shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the common and preferred stock of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it.  The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.  The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee.  In the absence or incapacity of the Chairman of the Executive Committee, his duties shall be discharged by the Chief Executive Officer.

Section 2.                      Corporate Governance/Nominating Committee; Organization and Powers.  There shall be a Corporate Governance/Nominating Committee to consist of two or more directors who are independent under and as required by applicable laws, regulations, and stock exchange listing standards, the number of committee members being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors.  The Board shall elect the members of the Corporate Governance/Nominating Committee by vote of a majority of the whole Board of Directors, and one member of the Corporate Governance/Nominating Committee shall be elected its Chairman by vote of a majority of the whole Board of Directors.  The members of the Corporate Governance/Nominating Committee shall be elected annually at the Board’s organizational meeting or as soon thereafter as possible.

The Corporate Governance/Nominating Committee  shall have (a) the power and duty to recommend to the Board of Directors suitable nominees for election to the Board of Directors by the stockholders or by the remaining members of the Board of Directors, to fill newly created directorships and any vacancies which shall occur, and to recommend to the Board of Directors corporate governance guidelines for the Corporation, and (b) the power to meet with and consider suggestions from such other members of the Board of Directors, stockholders, members of management, consultants and other persons, firms or corporations as it deems necessary or advisable in the premises to assist it in making such recommendations and to perform any other responsibilities the Board of Directors confers upon it.

Section 3.                      Compensation Committee; Organization and Powers.  There shall be a Compensation Committee to consist of two or more directors who are independent under and as required by applicable laws, regulations, and stock exchange listing standards, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors.  The Board of Directors shall elect the members of the Compensation Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation Committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors. The members of the Compensation Committee shall be elected annually at the Board’s organizational meeting or as soon thereafter as possible.

The Compensation Committee shall have the power: to authorize and fix salaries for any officers and any employees of the Corporation; to administer the incentive compensation plans of the Corporation in accordance with the powers and authority granted in such plans; to determine any incentive allowances to be made to officers and staff of the Corporation and its subsidiaries; to administer all stock option plans, stock purchase plans and other equity ownership, compensation and benefit plans of the Corporation and its subsidiaries; and to perform any other responsibilities the Board of Directors confers upon it.

Section 4.                      Audit Committee; Organization and Powers.  There shall be an Audit Committee to consist of three or more directors who are independent under and as required by applicable laws, regulations, and stock exchange listing standards, the number of Committee members being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chairman by a vote of a majority of the whole Board of Directors.  The members of the Audit Committee shall be appointed by the Board of Directors to serve staggered three~~-~~-year terms.

The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation’s internal audit staff, as well as with the Corporation’s independent accountants, concerning the financial operations of the Corporation.  The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services and to perform any other responsibilities the Board of Directors confers upon it.

Section 5.                      Other Committees.  There shall be any other committees of the Board of Directors as is established by the Board of Directors.  The Board of Directors shall fix the number of members of any such committee from time to time by resolution adopted by a majority vote of the whole Board of Directors.  The Board of Directors may establish requirements for membership on any such committee.  The Board of Directors shall elect the members of any such committee by vote of a majority of the whole Board of Directors, and one member of the committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors.  The Board of Directors shall establish and, if it chooses, may stagger the terms of the members of any such committee.  Any such committee shall have the powers and duties the Board of Directors confers upon it.

Section 6.                      Rules, Records and Reports.  The Committees may make and adopt such rules and regulations governing their proceedings as they may deem proper and which are consistent with the Certificate of Incorporation, these Bylaws, and any applicable laws, regulations, or stock exchange listing standards.  The Committees shall keep a full and accurate record of all their acts and proceedings and report the same from time to time to the Board of Directors.

Section 7.                      Meetings.  Regular meetings of the Committees shall be held at such times and at such places as from time to time may be fixed by the Committees.  Special meetings of a Committee may be held at such other times as may in the judgment of the Chairman of the Committee or, he being absent, in the judgment of a committee member, be necessary.  Notice of regular meetings need not be given.  Notice of special meetings shall be given to each member by mail not less than three days before the meeting or personally, by courier, telephone, facsimile or other electronic means to each member not less than twelve hours before the meeting, unless the Chairman of the Committee, or a member acting in that capacity in his absence, shall deem a shorter notice expedient.

Section 8.                      Quorum.  A majority of members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present shall be the act of the committee (except with respect to the Compensation Committee, in which any act of the Compensation Committee when acting as the Stock Option Plan Committee under any stock option plan, must be authorized and approved by at least two members).

Section 9.                      Subcommittees.  A committee may appoint such subcommittees as it shall deem necessary.

Section 10.                      Vacancies.  Any vacancy in a committee shall be filled by a majority of the whole Board of Directors.

Section 11.                      Substitute Members.  Whenever at any time a member of any committee shall be absent from a meeting of that committee and it shall be necessary in order to constitute a quorum or, for other reason, it may be deemed expedient or desirable, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously designate a director (subject to the eligibility requirements applicable to the committee) to serve and act in his stead; and in the event that the absence of a committee member shall be prolonged, such substitute member may, subject to the approval of the committee, continue to act for the term of its duration.  A director so designated shall rank as a duly qualified member of the committee during incumbency, and shall be entitled to participate in its deliberations with the same force and effect as if elected in the manner herein elsewhere provided.

Section 12.                      Compensation.  Subject to the provisions of Section 13 of Article II of these Bylaws, each member of any committee may receive a reasonable fee to be fixed by the Board of Directors for services actually performed in attending meetings, and for other services actually performed, and shall receive expenses of attendance, if any actually incurred by him for attendance at any meeting of the committee.

ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

Section 1.                      Elected Officers. The elected officers of the Corporation shall consist of a Chief Executive Officer, a President (who may be, but need not be, the Chief Executive Officer), a Secretary, and a Treasurer. The Board of Directors may elect such additional officers as it deems necessary, including a Chief Operating Officer, Vice Presidents and Assistant Secretaries. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Any number of offices may be held by the same individual, except that the offices of President and Secretary may not be held by the same individual.

Section 2.                      Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 9 of this Article IV.

Section 3.                      Chief Executive Officer. The Chief Executive Officer shall be the senior officer of the Corporation and shall be responsible for the supervision and control of all of the business and affairs of the Corporation. In addition, he shall perform all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall be a member of the Board of Directors.  Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, the Chief Executive Officer may cause the Corporation to employ such persons as he shall deem necessary for the proper management of the business and affairs of the Corporation.

 Section 4.                      President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall act in the place of the Chief Executive Officer in his absence or incapacity.  He shall perform all duties and have all powers which are delegated him by the Board of Directors or the Chief Executive Officer. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the event of the absence or incapacity of the President, the office designated by the Board of Directors shall perform the duties and exercise the powers of the President.  Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, the President may cause the Corporation to employ such persons as he shall deem necessary for the proper management of the business and affairs of the Corporation.

Section 5.                      Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 6.                      Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. In general, the Treasurer shall perform the duties incident to the office of Treasurer and such further duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 7.                      Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law and shall be custodian of the records and the seal of the Corporation. In general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President

Section 8.                      Resignations.  Any officer may resign at any time by giving written notice to the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.                      Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer or the President may be removed by him or her whenever, in such person's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

Section 10.                      Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President.

ARTICLE V

CERTIFICATE OF STOCK

Section 1.                      Provision for Issue, Transfer and Registration.  The Board of Directors shall provide for the issue, transfer and registration of the capital stock of the Corporation and for that purpose may appoint the necessary officers, transfer agents and registrars of transfers.

Section 2.                      Certificates of Stock.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, either the President or a Vice President, as well as either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned.

Section 3.                      Facsimile Signatures of Certificates.  Where a certificate is countersigned (1) by a Transfer Agent or an Assistant Transfer Agent or by a Transfer Clerk acting on behalf of the Corporation and (2) by a Registrar, the signature of the President, a Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares.  Every certificate surrendered to the Corporation for transfer or otherwise in exchange for a new certificate shall be cancelled by perforation or otherwise with the date of cancellation indicated thereon.

Section 4.                      Transfer of Stock.  Transfer of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares.  A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

Section 5.                      Registrar and Transfer Agent.  The Corporation shall at all times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation’s stock certificates shall be in accordance with the rules and regulations of said stock exchange.  The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 6.                      Closing of Transfer Books; Record Date.  The Board of Directors may close the stock transfer books of the Corporation for a period not more than sixty days nor less than ten days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect.  In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and, in such case, such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VI

SEAL

Section 1.                      The authorized seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the name of the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

ARTICLE VII

FISCAL YEAR

Section 1.                      The fiscal year of the Corporation shall commence on the first day of January of each year.

ARTICLE VIII

NOTICES

Section 1.                      Form of Notice.  Where notice, other than by publication, is required to be given by Delaware law, the Certificate of Incorporation or Bylaws, notice to directors and stockholders shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such directors or stockholders at such address as appears on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to directors may also be given personally, by courier, telephone, facsimile or other electronic means or in such other manner as may be provided in these Bylaws.

Section 2.                      Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

ARTICLE IX

AMENDMENTS AND MISCELLANEOUS

Section 1.                      Amendments.  These Bylaws may only be altered, amended or repealed in accordance with the Corporation’s Certificate of Incorporation.

Section 2.                      Proxies.  Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer or the President or, in their absence or incapacity, a Vice President, from time to time in the name and on behalf of the Corporation may appoint an attorney or attorneys, agent or agents of the Corporation (who may be or include himself), in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock of other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent; and may execute or cause to be executed in the name or on behalf of the Corporation and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

CERTIFICATION

The above and foregoing is a true and correct copy of the Bylaws of DST Systems, Inc. amended and restated on ~~February 23,~~May 11, 2010.

                                                                                                /s/ Randall D. Young
                                                                           Secretary